Exhibit 99.1

LIBERTY GLOBAL TO PRESENT AT THE MORGAN STANLEY EUROPEAN TECHNOLOGY, MEDIA & TELECOM CONFERENCE

Denver, Colorado – October 28, 2026

Liberty Global Ltd. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Morgan Stanley European Technology, Media & Telecom Conference on Wednesday, November 18, 2026, at 1:00 p.m. CET at the Hotel Arts in Barcelona, Spain. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.libertyglobal.com. We intend to archive the webcast under the Investor Relations section of our website for approximately 30 days.

ABOUT LIBERTY GLOBAL

Liberty Global Ltd. (Nasdaq: LBTYA, LBTYB, LBTYK) delivers long-term shareholder value through the strategic management of two complementary platforms: Liberty Telecom and Liberty Growth.

Liberty Telecom is a world leader in converged broadband, video and mobile communications, providing approximately 80 million fixed and mobile connections across Europe through advanced fiber and 5G networks that empower customers and strengthen national economies. The business generates aggregate revenue of $22  billion, including approximately $13 billion from the nonconsolidated VMO2 joint venture and $9 billion* from consolidated operations.

Liberty Growth invests in scalable businesses across the technology, media, sports and infrastructure sectors, with a portfolio of roughly 70 companies and funds valued at $3.4 billion.**

Together, these platforms reflect Liberty Global’s focus on operating, enabling and investing in businesses with strong strategic fit and the potential to deliver sustainable long‑term returns.

*Includes 100% of the revenue of the VodafoneZiggo JV. Upon acquisition of Vodafone's 50% interest, Liberty Global began consolidating VodafoneZiggo in July 2026.
**As independently valued as of December 31, 2025.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations	Corporate Communications
Michael Bishop +44 20 8483 6246	Pádraig McGarrigle +44 7474 736967
Lewis Chong +44 7927 583187